CERTIFICATE REGARDING AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                              BY-LAWS, AS AMENDED,
                                       OF
                              CAVALIER HOMES, INC.


         The undersigned, Michael R. Murphy, the Vice President, Chief Financial Officer and Secretary-Treasurer of Cavalier Homes, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         1. Section 2.4(a)(2) of the Amended and Restated By-Laws, as amended (the "ByLaws"), of the Corporation has been amended and restated in its entirety by replacing such subsection with the following:

                  (a)(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Paragraph (a)(1) of this by-law, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must be otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the forty-fifth (45th) day nor earlier than the close of business on the ninetieth
(90th) day prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the prior year's annual meeting of Stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after (other than as a result of adjournment) the anniversary date of the prior year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and beneficial owner.

         2. The foregoing amendment to the By-laws of the Corporation was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware and the Corporation's By-laws.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 2nd day of November, 1998.


                                                 /s/  Michael R. Murphy
                                                 -------------------------------
                                                 Michael R. Murphy